UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2021

VIRIOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	45-4618270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Milton Avenue Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 620-8655

(Former name or former address, if changed since last report): Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VIRI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 22, 2021, Virios Therapeutics, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 4,757,922 shares of common stock of the Company, representing 57.11% of the voting power of the shares of common stock of the Company as of the close of business on April 26, 2021, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. All matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for, withheld or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1. Election of five Directors.

The following seven nominees were elected to serve as directors of the Company, with the following votes tabulated:

	For	Withheld	Broker Non-Vote
Richard Burch	3,910,409	18,885	828,628
Abel De La Rosa, Ph.D.	3,901,701	27,593	828,628
Greg Duncan	3,905,393	23,901	828,628
David Keefer	3,860,381	68,913	828,628
William L. Pridgen, M.D.	3,905,510	23,784	828,628
John C. Thomas, Jr.	3,905,393	23,901	828,628
Richard J. Whitley, M.D.	3,906,858	22,436	828,628

2. Ratification of the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
4,746,392	3,931	7,599	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRIOS THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	SVP of Finance and Corporate Secretary
June 24, 2021

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